Exhibit 3.248

FILED

FEB 2 1990

JOAN HABERLE
Secretary of State
Title 14A: 2–7 New Jersey Business Corporation Act
CERTIFICATE OF INCORPORATION
(For Use by Domestic Profit Corporations)
     THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above noted Statute of the New Jersey Statutes.
     1. Name of Corporation:
     BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.
     2. Registered Agent: The Corporation Trust Company.
     3. Registered Office: 28 West State Street, Trenton, New Jersey 08608.
     4. The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A: 1–1 et seq.
     5. The aggregate number of shares which the corporation shall have authority to issue is: one thousand (1,000).

     6. If applicable, set forth the designation of each class and series of shares, the number in each and a statement of the relative rights, preferences and limitations.

1,000	common	$1.00 par value
     7. The first board of directors shall consist of three (3) directors (minimum of one).

Name	Address
Gerald K. Burger	757 N. Eldridge
Houston, Texas 77079

Stephen L. Thomas	757 N. Eldridge
Houston, Texas 77079

Fletcher Thorne-Thompsen, Jr.	757 N. Eldridge
Houston, Texas 77079
     8. Name and address of incorporators.

Name	Address
L. J. Bice	811 Dallas Avenue Houston, Texas 77002

V. S. Alfano	811 Dallas Avenue Houston, Texas 77002

K. S. Hood	811 Dallas Avenue Houston, Texas 77002
     9. The duration of the corporation is: perpetual.

     IN WITNESS WHEREOF, each individual incorporator being over eighteen years of age has signed this certificate, or if the incorporator has caused this certificate to be signed by its duly authorized officers this 1st day of February, 1990.

/s/ L. J. Bice

L. J. Bice

/s/ V.S. Alfano

V.S. Alfano

/s/ K. S. Hood

K. S. Hood

FILED

OCT 6 1997

LONNA R. HOOKS
Secretary of State
CERTIFICATE OF MERGER
OF
BFI OF SOUTHWESTERN N. J., INC.
INTO
BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.

To:	The Secretary of State State of New Jersey
Pursuant to the provisions of Title 14A of the Revised Statutes of New Jersey, the undersigned corporation hereby executes the following Certificate of Merger.
1.	BFI Transfer Systems of New Jersey, Inc., a corporation organized and existing under the laws of the State of New Jersey and owning all of the outstanding shares of each class and series of BFI of Southwestern N.J., Inc., being organized and existing under the laws of the State of New Jersey, hereby agrees to the merger of the subsidiary corporation into BFI Transfer Systems of New Jersey, Inc., which is hereinafter designated as the surviving corporation.

The total authorized capital stock of the surviving corporation shall be 1,000 shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class as follows:

			Par value per share
			or statement shares
Class	Series	Number of Shares	are without par value
Common	None	1,000	$1,000
The address of the surviving corporation’s registered office is 820 Bear Tavern Road, 3rd Floor, West Trenton, NJ 88628 and the name of its registered agent at such address is The Corporation Trust Company.

2.	The plan of merger, attached hereto, was approved by the sole director of the undersigned corporation.

3.	The effective date of this Certificate shall be upon filing
IN WITNESS WHEREOF the undersigned corporation has caused this Certificate of Merger to be executed in its name by its Vice President as of the 24th day of September, 1997.

BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.
By:	/s/ Eileen B. Schuler
Eileen B. Schuler
Vice President

EXHIBIT “A”
PLAN OF MERGER
A.	The name of the merged corporation is:

BFI of Southwestern N.J., Inc., a New Jersey corporation.

B.	The name of the surviving corporation is:

BFI Transfer Systems of New Jersey, Inc., a New Jersey corporation.

C.	BFI Transfer Systems of New Jersey, Inc. shall be the surviving corporation and does hereby merge with and into itself, BFI of Southwestern N.J., Inc. (hereinafter referred to as the “Merged Corporation”). The Articles of Incorporation and By-Laws of BFI Transfer Systems of New Jersey, Inc. shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

D.	On the effective date of the merger, each share of the issued and outstanding stock of the Merged Corporation shall forthwith be canceled and no shares of the Surviving Corporation will be issued in exchange therefor. AH of the property, rights, privileges, leases and patents of the Merged Corporation are to be transferred to and become the property of the Surviving Corporation. The officers and sole director of each of the Merged and Surviving Corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

E.	The effective date of the merger for tax and accounting purposes shall be September 30, 1997.